Exhibit 99.1

Contacts:

Scott M. Tsujita (I/R) Hypercom Corporation 480.642.5161 stsujita@hypercom.com	Pete Schuddekopf (Media) Hypercom Corporation 480.642.5383 pschuddekopf@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom to Report Fourth Quarter and Full Year 2008 Results on March 10, 2009

Will Record 2008 Non-Cash Goodwill and Intangible Impairment Charge

SCOTTSDALE, February 26, 2009 – Hypercom Corporation (NYSE: HYC) has scheduled its conference call to discuss fourth quarter and full year 2008 financial results for Tuesday, March 10 at 4:30pm ET. The call will be simultaneously webcast.

Hypercom also announced today that it will record a non-cash goodwill and intangible assets impairment charge in the Company’s financial statements for the fourth quarter and fiscal year ended December 31, 2008. While the impairment testing process is not yet completed, Hypercom expects that the charge will result in the write-off of a substantial portion of the $158.2 million in goodwill and intangible assets on its balance sheet as of September 30, 2008. Although this impairment charge will reduce 2008 operating results under U.S. generally accepted accounting principles, the impairment is a non-cash charge and will not affect the Company’s liquidity position or cash flows from operating activities. The Company initiated the impairment testing of goodwill and intangible assets in accordance with Statement of Accounting Financial Standards No. 142, Goodwill and Other Intangible Assets, and FAS No. 144, Impairment of Long Lived Assets, as a result of the decline of the Company’s stock price since September 2008, reflecting the global economic downturn and turmoil in the equity markets.

Additional details of the impairment charge and its impact on the Company’s financial statements will be included in Hypercom’s Annual Report on Form 10-K for the year ended December 31, 2008, which is expected to be filed with the U.S. Securities and Exchange Commission on or before March 16, 2009.

The dial in number is 888.889.4952 for North American callers and +1.210.795.2680 for international callers. For access to the call, participants will be required to identify the participant passcode: Hypercom.

To access the audio webcast, please go to Hypercom’s website,
http://ir.hypercom.com at least two minutes prior to the call to register.

A replay of the conference call can be accessed approximately one hour after the conclusion of the live call and will be available until April 7, 2009, 10:59pm CT. The replay number for North America is 866.457.6654. The number for international callers is +1.203.369.1302. A replay of the call can also be accessed in the “audio archive” section of http://ir.hypercom.com, where it will remain until the next results release.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements that are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “anticipate,” “estimate,” “will,” “intend,” “project,” and other similar expressions identify such forward-looking statements. These forward-looking statements include, among other things, statements regarding Hypercom’s expected goodwill and intangible assets impairment charge, the exact amount of which will not be known until completion of the audit of the Company’s financial statements for the fiscal year ended December 31, 2008; projections regarding its expected liquidity position, cash flows from operating activities and financial performance. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the state of the competition in the payments processing industry in general; the timing and commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products and services including ability to obtain and the timing of key certifications; our ability to cost reduce new and existing products to improve margins; projections regarding specific demand for our products and services; projections regarding future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions, strategic investments, and business combinations and successfully integrate them into our business, including integration of the Thales e-Transactions business; the impact of current litigation matters on our business; our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations; risks associated with utilization of contract manufacturers of our products; industry and general economic conditions; the price of our common stock; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.

About Hypercom (www.hypercom.com)

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products and services. The company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits. With its acquisition of Thales e-Transactions business in 2008, Hypercom became the second largest provider of electronic payment solutions and services in Western Europe, and solidified its position as the third largest provider globally.

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Hypercom is a registered trademark of Hypercom Corporation. HYCF